Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Financial Guaranty Insurance Company:

         We consent to the use of our report dated February 14, 2003 on the predecessor basis financial statements of Financial Guaranty Insurance Company as of December 31, 2002, and for each of the years in the two-year period ended December 31, 2002, included in the Form 8-K of New Century Mortgage Securities, Inc. (the "Registrant"), which is incorporated by reference in the Registrant's registration statement (No. 333-110474), and to the reference to our firm under the heading "Experts" in the Prospectus Supplement relating to the New Century Home Equity Loan Trust 2004-A, Asset Backed Pass-Through Certificates, Series 2004-A.



                                                           /s/ KPMG LLP
                                                           ------------
                                                               KPMG LLP
New York, New York
August 2, 2004